UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2017

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5790 Widewaters Parkway, DeWitt, New York		13214-1883
(Address of principal executive offices)		(Zip Code)
(315) 445-2282
(Registrant's telephone number, including area code)

                          Not Applicable
 (Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                          Entry into a Material Definitive Agreement
On February 3, 2017, Community Bank System, Inc. ("Community Bank System") entered into a Registration Rights Agreement with the entities and individuals designated on Schedule 1 thereto with respect to the shares of common stock (the "Shares") of Community Bank System that were issued in connection with its previously announced acquisition of Northeast Retirement Services, Inc., a Massachusetts corporation ("NRS").  Pursuant to the Registration Rights Agreement, Community Bank System agreed to register all of the Shares with the SEC on a shelf registration statement not later than the closing date of the acquisition.  The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.01                          Completion of Acquisition or Disposition of Assets
On February 3, 2017, Community Bank System completed its previously announced acquisition of NRS, pursuant to the Agreement and Plan of Merger, dated as of December 2, 2016 (the "Merger Agreement"), by and among Community Bank System, NRS, Cohiba Merger Sub, LLC ("Merger Sub"), and Shareholder Representative Services LLC, as Stockholders' Representative (the "Stockholders' Representative").  Under the terms of the Merger Agreement, NRS merged with and into Merger Sub, a newly formed Delaware limited liability company and a direct wholly-owned subsidiary of Community Bank System, with Merger Sub continuing as the surviving entity (the "Merger").  Immediately following the consummation of the Merger, Community Bank System contributed the surviving entity (which was renamed "Northeast Retirement Services, LLC") to its wholly-owned subsidiary, Benefit Plans Administrative Services, Inc. ("BPAS"), resulting in the surviving entity becoming a wholly-owned subsidiary of BPAS.
The total consideration paid to the NRS stockholders (inclusive of amounts deposited into escrow to satisfy certain customary indemnification obligations of NRS stockholders) consists of approximately $70 million in cash and 1,322,364 shares of unregistered Community Bank System common stock.  The Merger is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Under the terms of the Merger Agreement, each NRS stockholder was entitled to elect the form of merger consideration to be received in the transaction.  Each stockholder who submitted a completed Letter of Election and Transmittal prior to the election deadline of February 1, 2017 had the ability to elect to receive, for each share of NRS common stock: (i) $1,105.83 in cash, (ii) 20.9081 shares of Community Bank System common stock, par value $1.00 per share, or (iii) the combination of $552.92 in cash and 10.4541 shares of Community Bank System common stock.  However, all elections were subject to certain adjustment and allocation procedures set forth in the Merger Agreement to ensure that approximately 50% of the NRS common stock was converted into cash and approximately 50% of the NRS common stock was converted into shares of Community Bank System common stock.  In addition, at the closing of the Merger, Community Bank System deposited into escrow, to satisfy certain customary indemnification obligations of NRS stockholders, an amount per NRS share equal to 1.1628 shares of Community Bank System common stock and $61.50 in cash and paid to the Stockholders' Representative, on behalf of the NRS stockholders, an amount equal to $1.17 in cash per NRS share, to pay the Stockholders' Representative's fees and expenses.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Community Bank System's Current Report on Form 8-K filed on December 7, 2016 and is incorporated herein by reference.
Item 3.02                          Unregistered Sales of Equity Securities
The information set forth above and referenced under Item 2.01 that relates to the issuance of the Community Bank System common stock is hereby incorporated by reference into this Item 3.02.  The issuance of the Company's common stock was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.
Item 9.01                          Financial Statements and Exhibits
(a)	Financial Statements of Business Acquired.
Financial Statements are not required in connection with this acquisition pursuant to Rule 3-05(b) of Regulation S-X.
(b)	Pro Forma Financial Information
Pro forma financial information is not required in connection with this acquisition pursuant to Article 11 of Regulation S-X.
(c)	Not Applicable.
(d)   Exhibits
Exhibit No.	Description
10.1	Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-3 filed on February 3, 2017 (File No. 333-215894)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By: /s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: February 9, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-3 filed on February 3, 2017 (File No. 333-215894)).

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